UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011 (June 22, 2011)

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of Shareholders of T Bancshares, Inc. (the “Company”) held on June 22, 2011, shareholders voted on the following matters:

(1)	To elect twelve nominees to serve as directors for a one year term that will expire at the 2012 annual meeting of the shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stanley Allred	862,323	26,100	456,533
Dan Basso	858,323	30,100	456,533
Frankie Basso	858,323	30,100	456,533
David Carstens	858,323	30,100	456,533
Ron Denheyer	858,323	30,100	456,533
Patrick Howard	808,823	79,600	456,533
Steven Jones	857,673	30,750	456,533
Eric Langford	858,323	30,100	456,533
Charles Mapes	858,323	30,100	456,533
Thomas McDougal	808,023	80,400	456,533
Cyvia Noble	858,323	30,100	456,533
Gordon Youngblood	858,323	30,100	456,533

(2)	To ratify the appointment of Weaver and Tidwell, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2011. Final voting results were as follows:

Votes For	1,308,727
Votes Against	32,900
Abstentions	3,329

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 29, 2011	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer